UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 7, 2017 (March 2, 2017)

DIVERSICARE HEALTHCARE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1621 Galleria Boulevard Brentwood, TN 37027-2926
(Address of principal executive offices)

(615) 771-7575
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.
(e)    Compensatory Arrangements of Certain Officers
2017 Salaries
The Compensation Committee of the Board approved on March 2, 2017 the following base salaries for the Named Executive Officers for 2017:

Named Executive Officer         Title                2017 Salary
Kelly J. Gill    Chief Executive Officer         $ 515,100
Leslie D. Campbell            Chief Operating Officer         $ 339,966
James R. McKnight, Jr.        Chief Financial Officer         $ 330,525

2017 Annual Incentive Plan
On March 2, 2017, the Compensation Committee of the Board approved an annual incentive plan. The plan provides potential bonuses ranging from 0% to 110% of the Named Executive Officer's base salary based upon achieving stated levels of 2017 EBITDA and Revenue.

Additional Long Term Incentive
The Compensation Committee also approved the continuation of the long term incentive plan originally approved on February 28, 2014 for an additional one-time bonus for each Named Executive Officer equal to 100% of his or her respective then current annual base salary upon the achievement of $20 million in EBITDA for a trailing four quarter period.

Restricted Stock Grants
In connection with the Company’s 2016 performance, on March 2, 2017, the Compensation Committee approved the grant of restricted shares of common stock of the Company to be granted on March 13, 2017, to certain executive officers, which shares of restricted stock will vest 1/3 on the first, second and third anniversary of the date of grant.

Named Executive Officer         Number of Shares
Kelly J. Gill                    25,000
Leslie D. Campbell                12,500
James R. McKnight, Jr.            12,500

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSICARE HEALTHCARE SERVICES, INC.

By:    /s/ James R. McKnight, Jr.
James R. McKnight, Jr.
Chief Financial Officer

Date:    March 7, 2017

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